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                                                                      Ex-99(a)

                       RESERVE NEW YORK TAX-EXEMPT TRUST
                      September 26, 1985 Amendment to the
                             Declaration of Trust


WHEREAS, the Declaration of Trust of Reserve New York Tax-Exempt Trust (the "NY Trust") dated July 5, 1983, provides for annual meetings of shareholders, and

WHEREAS, the Board of Trustees of the NY Trust determined on July 24, 1985 that annual meetings of shareholders are not necessary because special meetings of shareholders may be held whenever it is appropriate for the shareholders to vote on any matter and annual meetings of shareholders create unnecessary expenses for the NY Trust, and

WHEREAS, the Board of Trustees of the NY Trust voted to submit to shareholders the amendments to the Declaration of Trust and Bylaws, to eliminate the requirement for annual meetings of shareholders, and

WHEREAS, the shareholders of the NY Trust voted on September 26, 1985 to amend the Declaration of Trust and Bylaws to eliminate the requirement for annual meetings of shareholders,

NOW THEREFORE, the Trustees declare that the Declaration of Trust is amended as set forth below:

(1) The first sentence of Article Sixth is restated as: "Each Trustee shall hold office until he resigns, is removed or until his successor is duly elected and qualified.

(2)     Paragraph 7 of Article Seventh is deleted in its entirety.

IN WITNESS WHEREOF, the undersigned have executed this instrument this 26th day of September, 1985.



---------------------                                    ----------------------
Bruce R. Bent                                            Peter D. Falk


---------------------                                    ----------------------
Edwin Ehlert, Jr.                                        Niels W Johnsen


---------------------                                    ----------------------
Henri W. Emmet                                           Walter H. Saunders




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                      RESERVE NEW YORK TAX-EXEMPT TRUST
                             DECLARATION OF TRUST


                      DECLARATION OF TRUST, made July 5th, 1983, among the individuals executing this Declaration of Trust as the initial Trustees:

                      WHEREAS, the Trustees desire to establish a trust fund under the laws of the Commonwealth of Massachusetts, for the investment and reinvestment of funds contributed thereto;

                      NOW THEREFORE, the Trustees declare that all money and property contributed to the trust fund hereunder shall be held and managed under this Declaration of Trust IN TRUST as herein set forth below.

                      FIRST: This Trust shall be known as RESERVE NEW YORK TAX-EXEMPT TRUST.

                      SECOND: Whenever used herein, unless otherwise required by the context or specifically provided:

                      1. All terms used in this Declaration of Trust which are defined in the 1940 Act shall have the meaning given to them in the 1940 Act.

                      2. The "Trust" refers to RESERVE NEW YORK
TAX-EXEMPT-TRUST.

                      3. "Shareholder" means a record owner of Shares of the Trust.

                      4. The "Trustees" refer to the individual trustees in their capacity as trustees hereunder of the Trust and their successor or successors for the time being in office in office as such trustees.

                      5. "Shares" means the equal proportionate units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

                      6. The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time.

                      7. "Commission" means the Securities and Exchange Commission.

                      8. "Board" means the Board of Trustees of the Trust.

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                      THIRD:  The purpose or purposes  for which the Trust is
formed and the business or objects to be transacted, carried on and promoted by it are as follows:

                      1. To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise, sell, sell short, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall for the purposes of this Declaration of Trust, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets) created or issued by any issuer (which term "Issuer" shall for the purposes of this Declaration of Trust, without limitation of the generality thereof be deemed to include any persons, firms, associations, corporations, syndicates, combinations, organizations, governments, or subdivisions thereof); and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any or all such securities.

                      2. To borrow money and pledge assets in connection with any of the objects or purposes of the Trust, and to issue notes or other obligations evidencing such borrowings, to the extent permitted by the 1940 Act and by the Trust's fundamental investment policies under the 1940 Act.

                      3. To issue and sell its Shares in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitation thereto, securities) now or hereafter permitted by the laws of the Commonwealth of Massachusetts and by this Declaration of Trust, as the Trustees may determine.

                      4. To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the Shareholders of the Trust) its Shares, in any manner and to the extent now or hereafter permitted by the laws of said State and by this Declaration of Trust.

                      5. To conduct its business in all its branches at one or more offices in Massachusetts and elsewhere in any part of the world, without restriction or limit as to extent.

                      6. To carry out all or any of the foregoing objects and purposes as principal or agent, and along or with associates or, to the extent now or hereafter permitted by

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the laws of Massachusetts, as a member of, or as the owner or holder of any stock of, or share of interest in, any issuer, and in connection therewith to make or enter into such deeds or contracts with any issuers and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or excercise.

                     7. To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

                     The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Articles of this Declaration of Trust, and shall each be regarded as independent and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Trust now or hereafter conferred by the laws of the Commonwealth of Massachusetts nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Trust shall not carry on any business, or exercise any powers, in any state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

                     FOURTH: The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferrable Shares, par value of $.001 per share, each of which shall represent an equal proportionate interest in the Trust with each other Share outstanding, none having priority or preference over another. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed, whole Shares and/or 1/100ths of a Share or multiples thereof. The Board of Trustees of the Trust may classify unissued Shares into one or more additional classes which shall, together with the issued Shares of beneficial interest of the Trust have such designations as the Board shall determine, and which shall be treated for all purposes other than as to dividends as if all Shares were Shares of one class. The dividends payable to the holders of each such class shall, subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation, be determined by the Board and

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need not be individually declared but may be declared and paid in accordance with a formula adopted by the Board. The Board of Trustees of the Trust may in the alternative classify unissued Shares into one or more additional classes which shall, together with the issued Shares of beneficial interest of the Trust, have such designations as the Board may determine and shall, subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation, have the following characteristics.

                     (a) All consideration received by the Trust for the issue
            or sale of Shares of each such class, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the class of Shares with respect to which such assets, payments, or funds were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust. Such assets, income, earnings, profits and proceeds thereof, any asset derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such class.

                     (b) Dividends or distributions on Shares of any such
            class, whether payable in Shares or cash, shall be paid only out of earnings, surplus or other assets belonging to such class.

                     (c) In the event of the liquidation or dissolution of the
            Trust Shareholders of each such class shall be entitled to receive, as a class, out of the assets of the Trust available for distribution to shareholders, but other than general assets not belonging to any particular class, the assets belonging to such class; and the assets so distributable to the shareholders of any such class shall be distributed among such shareholders in proportion to the number of shares of such class held by them and recorded on the books of the Trust. In the event that there are any general assets not belonging to any particular class of Shares and available for distribution, such distribution shall be made to the holders of Shares of all classes in proportion to the asset value of the respective classes.

                     (d) The assets belonging to any such class of Shares
            shall be charged with the liabilities in respect to such class and shall be charged with their share of the general liabilities of the Trust, in proportion to the asset value of the respective classes.

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            The determination of the Board of Trustees shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, and as to the allocation of the same as to a given class, and as to whether the same, or general assets of the Trust, are allocable to one or more classes. The liabilities so allocated to a class are herein referred to as "liabilities belonging to" such class.

                     (e) At all meetings of shareholders, each shareholder of
            each Share of each such class of the Trust shall be entitled to one vote for each Share, irrespective of the class, standing in his name on the books of the Trust, except that where a vote of the holders of the Shares of any class, or of more than one class, voting by class, is required by the Investment Company Act of 1940 and/or Massachusetts law as to any proposal, only the holders of such class or classes, voting by class, shall be entitled to vote upon such proposal and the holders of any other class or classes shall not be entitled to vote thereon. Any fractional Share, if any such fractional Shares are outstanding, shall carry proportionately all the rights of a whole Share, including the right to vote and the right to receive dividends. There shall be no cumulative voting rights with respect to any Shares or class of Shares of the Trust.

                     (f) The provision of Article FIFTH relating to voting
            shall apply when the Trust has only one class of Shares outstanding or when the Trust has more than one class of Shares outstanding which differ only as to their dividend rights.

                     (g) When the Trust has more than one class of Shares
            outstanding having separate assets and liabilities: (i) the redemption rights provided to the holders of the Trust's Shares shall be deemed to apply only to the assets belonging to the class of stock in question; and (ii) the net asset value per share computation as provided for in Article SEVENTH, Section 13, shall be applied as if each such class of Shares were the Trust as referred to in such computation, but with its assets limited to the assets belonging to such class and its liabilities limited to the liabilities belonging to such class.

                     (h) The ownership of Shares shall be recorded in the
            books of the Trust or a transfer agent. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust or any transfer agent, as the case may be, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each.

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            Anything in this Declaration of Trust to the contrary
            notwithstanding, when Shares of the Trust are registered in the name of one Shareholder or another, either Shareholder is entitled to act regarding the Shares so registered and such Shareholders will indemnify and hold the Trust, its investment adviser, principal underwriter, custodian or affiliates thereof, harmless for such actions.

                     (i) The Trustees shall accept investments in the Trust
            from such persons and on such terms as they may from time to time authorize. After the date of the initial contribution of capital (which shall occur prior to the initial public offering of Shares of the Trust), the number of Shares to represent the initial contribution shall be considered as outstanding and the amount received by the Trustees on account of, the contribution shall be treated as an asset of the Trust. Subsequent to such initial contribution of capital, shares (including Shares which may have been redeemed or repurchased by the Trust) may be issued or sold at a price which will net the Trust, before paying any taxes in connection with such issue or sale, not less than the net asset value (as defined in Article SEVENTH, Section 13) thereof; provided, however, that the Trustees may in their discretion impose a sales charge upon investments in the Trust.

                     (j) Shareholders shall have no pre-emptive or other right
            to subscribe to any additional Shares or other securities issued by the Trust or the Trustees.

                     FIFTH: The following provisions are hereby adopted with respect to voting Shares of the Trust and certain other rights:

                     1. The Shareholders shall have power to vote (i) for the election of Trustees, (ii) with respect to the amendment of this Declaration of Trust, (iii) to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (iv) with respect to such additional matters relating to the Trust as may be required by the 1940 Act or authorized by law, by this Declaration of Trust, or the By-Laws of the Trust or any registration statement of the Trust with the Commission or any State, or as the Trustees may consider desirable.

                     2. At all meetings of Shareholders each Shareholder shall be entitled to one vote for each Share standing in his name on the books of the Trust on the date, fixed in accordance with the By-Laws, for determination of Shareholders entitled to vote at such

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meeting except for Shares redeemed prior to the meeting. Any fractional Share shall carry proportionately all the rights of a whole Share, including the right to vote and the right to receive dividends. The presence in person or by proxy of the holders of one-third of the Shares outstanding and entitled to vote thereat shall constitute a quorum at any meeting of the Shareholders. If at any meeting of the Shareholders there shall be less than a quorum present, the Shareholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

                      3. Each Shareholder, upon request to the Trust in proper form determined by the Trust, shall be entitled to require the Trust to redeem all or any part of the Shares standing in the name of such Shareholder. The method of computing such net asset value, the time at which such net asset value shall be computed and the time within which the Trust shall make payment therefor, shall be determined as hereinafter provided in Article SEVENTH of this Declaration of Trust. Notwithstanding the foregoing, the Trustees, when permitted or required to do so by the 1940 Act, may suspend the right of Shareholders to require the Trust to redeem Shares.

                      4. No Shareholder shall, as such have any right to purchase or subscribe for any security of the Trust which it may issue or sell, other than such right, if any, as the Trustees, in their discretion, may determine.

                      5. All persons who shall acquire Shares shall acquire the same subject to the provisions of the Declaration of Trust.

                      SIXTH:   Each  Trustee  shall hold office  until the
annual meeting of Shareholders next succeeding his election or until his successor is duly elected and qualifies. The initial number of Trustees shall be three and the persons who shall act as such until the annual meeting or until their successors are duly chosen and qualify are the initial trustees executing this Declaration of Trust or any counterpart thereof.

                      However, the By-Laws of the Trust may fix the number of Trustees at a number greater than that named in this Declaration of Trust and may authorize the Trustees, by the vote of a majority of the entire number of Trustees, to increase or decrease the number of Trustees fixed by this Declaration of Trust or by the By-Laws within limits specified in the By-Laws, provided that in no case shall the number of Trustees be less then three, and to fill the

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vacancies created by any such increase in the number of Trustees. Unless otherwise provided by the By-Laws of the Trust, the Trustees need not be Shareholders.

                      SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Trust and of the Trustees and Shareholders.

                1. As soon as any Trustee is duly elected by the Shareholders or the Trustees and shall have accepted this trust, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.

                2. The death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

                3. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees. Except as provided in this Declaration of Trust, no Shareholder shall have, as such holder of beneficial interest in the Trust, (a) any authority, power or right whatsoever to transact business for or on behalf of the Trust, or on behalf of the Trustees, in connection with the property or assets of the Trust, nor (b) any interest in the specific property or assets of the Trust, or in any part thereof, except the rights to receive the income and distributable amounts arising therefrom as set forth herein.

                4. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to Trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. Subject to any applicable limitation in this Declaration of Trust or by the By-Laws of the Trust, the Trustees shall have power and authority:

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                  (a) to adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders;

                  (b) to elect and remove such officers and appoint and terminate such officers as they consider appropriate with or without cause;

                  (c) to employ a bank or trust company as custodian of any assets of the Trust subject to any conditions set forth in this. Declaration of Trust or in the By-Laws;

                  (d) to retain a transfer agent and Shareholder servicing agent, or both;

                  (e) to provide for the distribution of Shares either through a principal underwriter or by the Trust itself;

                  (f) to set record dates in the manner provided for in the By-Laws of the Trust;

                  (g) to delegate such authority as they consider desirable to any officers of the Trust and to any agent, custodian or underwriter;

                  (h) to vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property held in trust hereunder; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

                  (i) to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities held in trust hereunder;

                  (j) to hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or either in its own name or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Massachusetts Business trusts or investment companies;

                  (k) to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

                  (l) to compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to claims for taxes;

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                  (m) to make, in the manner provided in the By-Laws,
         distributions of income and of capital gains to Shareholders;

                  (n) to borrow money to the extent and in the manner permitted by the 1940 Act and the Trust's fundamental policy thereunder as to borrowing; and

                  (o) to enter into investment advisory or management contracts, subject to the 1940 Act, with any one or more corporations, partnerships, trusts, associations or other persons; if the other party or parties to any such contract are authorized to enter into securities transactions on behalf of the Trust, such transactions shall be deemed to have been authorized by all of the Trustees.

               5. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

               6. (a) The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription to any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder).

                   (b) Whenever this Declaration of Trust calls for or permits any action to be taken by the Trustees hereunder, such action shall mean that taken by the Board of Trustees by vote of the majority of trustees as set forth from time to time in the By-Laws of the Trust or as required pursuant to the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

                   (c) The Trustees shall possess and exercise any and all such additional powers as are reasonably implied from the powers herein contained such as may be necessary or convenient in the conduct of any business or enterprise of the Trust, to do and perform anything necessary, suitable, or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects, herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the Trust, and to do and perform all other acts or things necessary or incidental to the purposes herein before set forth, or that may be deemed necessary by the Trustees.

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                  (d) The Trustees shall have the power to determine
         conclusively whether any moneys, securities, or other properties of the Trust property are, for the purpose of this Trust, to be considered as capital or income and in what manner any expenses or disbursements are to be borne as between capital and income whether or not in the absence of this provision such moneys, securities or other properties would be regarded as capital or income and whether or not in the absence of this provision such expenses or disbursements would ordinarily be charged to capital or to income.

           7. The By-Laws of the Trust may divide the Trustees into classes and prescribe the tenure of office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a period longer than five years, and the term of office of at least one class shall expire each year.

           8. The Shareholders shall have the right to inspect the records, documents, accounts and books of the Trust, subject to reasonable regulations of the Trustees, not contrary to Massachusetts law, as to whether and to what extent, and at what times and places, and under what conditions and regulations, such right shall be exercised..

           9. Any Trustee, or any officer elected or appointed by the Trustees or by any committee of the Trustees or by the Shareholders or otherwise, may be removed at any time, with or without cause, in such lawful manner as may be provided in the By-Laws of the Trust.

          10. If the By-Laws so provide, the Trustees shall have power to hold their meetings, to have an office or offices and, subject to the provisions of the laws of Massachusetts, to keep the books of the Trust outside of said

          11. Securities held by the Trust shall be voted in person or by proxy by the Chairman, President or Vice-President, or such officer or officers of the Trust as the Trustees shall designate for the purpose, or by a proxy or proxies thereunto duly authorized by the Trustees, except as otherwise ordered by vote of the holders of a majority of the Shares outstanding and entitled to vote in respect thereto.

          12. (a) Subject to the provisions on the 1940 Act, any Trustee, officer of employee individually, or any partnership of which any Trustee, officer of employee may be a member, or any corporation or. association of which any Trustee, officer or employee may be an officer, director, trustee, employee or stockholder, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Trust, and in

                                      12

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         the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that in case a Trustee, or a partnership, corporation or association of which a Trustee is a member, officer, director, trustee, employee or stockholder is so interested, such fact shall be disclosed or shall have been known to the Trustees or a majority thereof; and any Trustee who is so interested, or who is also a director, officer, trustee, employee or stockholder of such other corporation or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Trustees which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director, officer, trustee, employee or stockholder of such other trust or corporation or association or a member of a partnership so interested.

                (b) Specifically, but without limitation of the foregoing, theTrust may enter into a management or investment advisory contract or underwriting contract and other contracts with, and may otherwise do business with any manager or investment adviser for the Trust and/or principal underwriter of the Shares of the Trust or any subsidiary or affiliate of any such manager or investment adviser and/or principal underwriter and may permit any such firm or corporation to enter into any contracts or other arrangements with any other firm or corporation relating to the Trust notwithstanding that the Trustees of the Trust may be composed in part of partners, directors, officers or employees of any such firm or corporation, and in the absence of fraud the Trust and any such firm or corporation may deal freely with each other, and no such contract or transaction between the Trust and any such firm or corporation shall be invalidated or in any wise affected thereby, nor shall any Trustee or officer of the Trust be liable to the Trust or to any shareholder or creditor thereof or to any other person for any loss incurred by it or him solely because of the existence of any such contract or transaction; provided that nothing herein shall protect any director or officer of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                  (c) (1) As used in this paragraph the following terms shall have the meanings set forth below: (i) the term

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                  "Indemnitee" shall mean any present or former Trustee or
                  officer of the Trust, any present or former Trustee or officer of another Trust whose securities are or were owned by the Trust or of which the Trust is or was a creditor and who served or serves in such capacity at the request of the Trust and the heirs, executors and administrators of any of the foregoing; however, whenever conduct by an indemnitee is referred to, the conduct shall be that of the original indemnitee rather than that of the heir, executor or administrator:

                  (ii) the term "covered proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party by reason of the fact or facts under which he is an indemnitee as defined above;

                  (iii) the term "disabling conduct" shall mean willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office in question;

                  (iv) the term "covered expenses" shall mean expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding; and

                  (v) the term "adjudication of liability" shall mean, as to any covered proceeding and as to any indemnitee, an adverse determination as to the indemnitee whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent.

                  (d) The Trust shall not indemnify any indemnitee for any covered expenses in any covered proceeding if there has been adjudication of liability against such indemnitee expressly based on finding of disabling conduct.

                  (e) Except as set forth in (d) above, the Trust shall indemnify any indemnitee for covered expenses in any covered proceeding, whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct by (i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of trustees who are neither "interested persons", as defined in the Investment Company Act of 1940 (the "1940 Act") nor parties to the covered proceeding or (b) an independent legal counsel in a written opinion; provided that such trustees or counsel, in reaching such determination, may but need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.

                   (f) Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification hereunder, but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking: (ii) the Trust shall be insured against losses arising out of any lawful advances: or (iii) there shall have been a determination, based on a review of the readily available facts (as opposed to a full trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustees who are neither "interested persons" as defined in the 1940 Act nor parties to the covered proceeding.

                  (g) Nothing herein shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by the 1940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act.

                  13. For purposes of the computation of net asset value, as in this Declaration of Trust referred to, the following rules shall apply:

                  (a) Net asset value of Shares of the Trust shall be calculated at such time or times as the Trustees may deem advisable on each Business Day for each class of Shares. A
         "Business Day" is a day when the Trust must be open because there is a sufficient degree of trading in the instruments held in one of its portfolios to materially offset such portfolio's net asset value. The Trust will usually be closed on bank holidays in New York State and the Commonwealth of Pennsylvania and when the New York Stock Exchange is closed;

                  (b) Shares will be redeemed at their net asset value next determined after receipt by the Trust of a request in proper form; unless otherwise specified, redemption requests received after noon are not entered until the next Business Day to enable Shareholders to receive additional dividends;

                  (c) Shares will be purchased each Business Day at the net asset value next determined after receipt by the Trust of a properly completed order and payment in Federal Funds (members bank deposits with the Federal Reserve Bank);

                  (d) The net asset value of each Share of the Trust is determined by adding the fair value of all the Trust's securities, cash and other assets, subtracting its liabilities, and dividing the result by the number of Shares outstanding.

                  (e) The Trustees are empowered, in their absolute discretion, to establish bases or times or both, for determining the net asset value of each Share of the Trust in accordance with the 1940 Act and to authorize the voluntary purchase by the Trust, either directly or through an agent, of Shares of the Trust upon such terms and conditions and for such consideration as the Trustees shall deem advisable in accordance with any such provision, rule or regulation.

                  (f) Payment of the net asset value of Shares of the Trust properly surrendered to it for redemption shall be made by the Trust within seven days after tender of such stock to the Trust for such purpose plus any period of time during which the right of the holders of the shares of the Trust to require the Trust to redeem such shares has been suspended. Any such payment may be made in portfolio securities of the Trust and/or in cash, as the Trustees shall deem advisable, and no Shareholder shall have a right, other than as determined by the Trustees, to have his Shares redeemed in kind.

                 EIGHTH: The name "Reserve" included in the name of the Trust and the "Reserve" logo shall be used pursuant to a royalty-free, nonexclusive license from Reserve Management Company, incidental to and as part of an advisory, management or supervisory contract which may be entered into by the Trust with, Reserve Management Company. The license may be terminated by Reserve Management Company upon termination of such advisory management or supervisory contract or without cause upon 60 days' notice, in which case the Trust shall have no further right to use the "Reserve" logo or the name "Reserve" in its name or otherwise and the Trust, the Shareholders and its officers and Trustees shall promptly take whatever action may be necessary to change its name and logo accordingly.

                  NINTH:

                  1. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability. This Trust shall, upon request by the Shareholder, assume the defense of any claim made against any Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

                  2. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their --------whether past present or future shall be personally liable therefor. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which such Trustee would otherwise be subject by reason of willfull misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

                  3. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of paragraph 2 of this Article NINTH, the Trustees shall not be liable for errors of judgments or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operations of this Declaration of Trust, and subject to the provisions of paragraph 2 of this Article NINTH, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

                  4. This Trust shall continue without limitation of time but subject to the provisions of sub-sections (a),(b), and (c) of this paragraph 4.

                  (a) The Trustees, with the favorable vote of the holders of more than 50% of the outstanding Shares entitled to vote may sell and convey the assets of the Trust (which sale may be subject to the retention of assets for the payment of liabilities and expenses) to another issuer. Upon making provision for the payment of liabilities, by assumption by such issuer or otherwise, the Trustees shall distribute the remaining proceeds ratably among the holders of the Shares of the Trust then outstanding.

                  (b) The Trustees with the favorable vote of the holders of more than 50% of the outstanding Shares entitled to vote, may at any time sell and convert into money all the assets of the Trust. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust, the Trustees shall distribute the remaining assets of the Trust ratably among the holders of the outstanding Shares.

                  (c) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in subsections (a) and
         (b), the Trust shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be cancelled and discharged.

                  5. The original or a copy of this instrument and of each declaration of trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each supplemental declaration of trust shall be filed by the Trustees with the Massachusetts Secretary of State, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such supplemental declarations of trust have been made and as to any matters in connection with the Trust hereunder, and with the same affect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such supplemental declaration of trust. In this instrument or in any such supplemental declaration of trust, references to this instrument, and all expressions like "herein", "hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such supplemental declaration of trust. This instrument may be executed in any number of counterparts, each of which shall be deemed an original

                  6. The Trust set forth in this instrument is created under and is to be governed by and construed and administered according to the laws of the Commonwealth of Massachusetts. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

                  7. If authorized by vote of the Trustees and the favorable vote of the holders of more than 50% of the outstanding Shares entitled to vote, or by any larger vote which may be required by applicable law in any particular case, the Trustees shall amend or otherwise supplement this instrument, by making a Declaration of Trust supplemental hereto, which thereafter shall form a part hereof.

                   IN WITNESS WHEREOF, the undersigned have executed this instrument this 5th day of July, 1983.



-----------------------------                --------------------------------
Henry B.R. Brown, Trustee                    Thomas F. Konop, Trustee
810 Seventh Avenue                           810 Seventh Avenue
New York, NY 10019                           New York, NY 10019


-----------------------------
Bruce R. Bent, Trustee
810 Seventh Avenue
New York, NY  10019

                                   Addendum
                                    to the
                      Reserve New York Tax-Exempt Trust
                             Declaration of Trust
                          (hereinafter the "Trust")




                     The name and address of the resident agent for service of process for the Trust is Herbert N. Goodwin, 47 Manchester Road, Brookline, Massachusetts 02146.





                                             --------------------------------
                                             Thomas F. Konop, Trustee
                                             810 Seventh Avenue
                                             New York, New York 10019

                        CERTIFICATE OF AMENDMENT TO THE
                             DECLARATION OF TRUST
                     OF RESERVE NEW YORK TAX-EXEMPT TRUST
                              DATED JULY 17, 1999

         WHEREAS, a majority of the Board of Trustees including a majority of Independent Trustees determined on October 7, 1998 to consider and approve various amendments to the Declaration of Trust as amended (the "Declaration of Trust") of Reserve New York Tax-Exempt Trust (the "Trust"), and

         WHEREAS, the Board of Trustees voted to submit to Shareholders amendments to the Declaration of Trust to permit issuance of multiple classes of shares; and

         WHEREAS, the Board of Trustees voted to submit to Shareholders amendments to the Declaration of Trust to eliminate the policy pricing securities in its portfolio; and

         WHEREAS, the Board of Trustees voted to submit to Shareholders amendments to the Declaration of Trust to permit: (i) Shareholder approval of amendments to the Declaration of Trust, except as may be necessary to conform the Declaration to provisions of federal or state regulation and provisions of the Internal Revenue Service; and (ii) Trustee amendments to the Declaration of Trust with out Shareholder approval if the Trustees deem it necessary to change the name of the Trust or make changes which do not materially adversely affect rights of Shareholders; and

         WHEREAS, the Board of Trustees voted to submit to Shareholders amendments to the Declaration of Trust to vest exclusive power to vote the portfolio securities of the Trust in the Trustees or their delegates; and

         WHEREAS, the Shareholders of the Trust held several meetings from January 15 through June 17, 1999; and

         WHEREAS, the Shareholders voted to amend the Declaration of Trust to permit issuance of multiple classes of shares; and

         WHEREAS, the Shareholders voted to amend to the Declaration of Trust to eliminate the policy pricing securities in its portfolio; and

         WHEREAS, the Shareholders voted to amend the Declaration of Trust to permit: (i) Shareholder approval of amendments to the Declaration of Trust, except as may be necessary to conform the Declaration to provisions of federal or state regulation and provisions of the Internal Revenue Service; and (ii) Trustee amendments to the Declaration of Trust with out Shareholder approval if the Trustees deem it necessary to change the name of the Trust or make changes which do not materially adversely affect rights of Shareholders; and

         WHEREAS, the Shareholders voted to amend the Declaration of Trust to vest exclusive power to vote the portfolio securities of the Trust in the Trustees or their delegates; and

         NOW THEREFORE, the Trustees hereby adopt the following amendments to the Declaration of Trust as set forth below:

         Article FOURTH is deleted and the following text is inserted in its place:

                  1. Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable Shares of beneficial interest, all of one class, except as provided in Sections 2 and 3 of this Article Fourth, par value $.001 per share. The number of Shares of beneficial interest authorized hereunder is unlimited. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/100ths of a Share or integral multiples thereof.

                  2. Series Designation. The Trustees, at their discretion, may authorize the division of Shares into two or more Series, and the different Series shall be established and designated, and the variations in the relative rights and preferences between the different Series shall be fixed and determined by the Trustees; provided that all Shares shall be identical except that there may be variations so fixed and determined between different Series as to investment objective, purchase price, allocation of expenses, right of redemption, special and relative rights as to dividends and on liquidation, conversion rights, and conditions under which the several Series shall have separate voting rights. All references to Shares in this Declaration shall be deemed to be Shares of any or all series as the context may require.

                  If the Trustees shall divide the Shares of the Trust into two or more Series, the following provisions shall be applicable:

                  (a) All provisions herein relating to the Trust shall apply equally to each Series of the Trust except as the context requires otherwise.

                  (b) The number of authorized Shares and the number of Shares of each Series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series into one or more Series that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Series reacquired by the Trust at their discretion from time to time.

                  (c) All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series and except as may otherwise be required by applicable laws, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as they, at their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the shareholders of all Series for all purposes.

                  (d) The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items are capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. The assets of a particular Series of the Trust shall, under no circumstances, be charged with liabilities attributable to any other Series of the Trust. All persons extending credit to, or contracting with or having any claim against a particular Series of the Trust shall look only to the assets of that particular Series for payment of such credit, contract or claim. No Shareholder or former Shareholder of any Series shall have any claim on or right to any assets allocated or belonging to any other series.

                  (e) Each Share of a Series of the Trust shall represent a beneficial interest in the net assets of such Series. Each holder of Shares of a Series shall be entitled to receive his prorata share of distributions of income and capital gains made with respect to such Series. Upon redemption of his Shares or indemnification for liabilities incurred by reason of his being or having been a Shareholder of a Series, such shareholder shall be paid solely out of the funds and property of such Series of the Trust. Upon liquidation or termination of a Series of the Trust, Shareholders of such Series shall be entitled to receive a pro rata share of the net assets of such Series. A Shareholder of a particular Series of the Trust shall not be entitled to participate in a derivative or class action on behalf of any other Series or the Shareholders of any other Series of the Trust.

                  (f) The establishment and designation of any Series of Shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument. The Trustees may by an instrument executed by a majority of their number abolish any Series and the establishment and designation thereof. Except as otherwise provided in this Article Fourth, the Trustees shall have the power to determine the designations, preferences, privileges, limitations and rights of each class and Series of Shares. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

         3. Class Designation. The Trustees, at their discretion, may authorize the division of the Shares of the Trust, or, if any Series be established, the Shares of any Series, into two or more Classes, and the different Classes shall be established and designated, and the variations in the relative rights and preferences between the different Classes shall be fixed and determined by the Trustees; provided that all Shares of the Trust or of any Series shall be identical to all other Shares of the Trust or the same Series, as the case may be, except that there may be variations between different classes as to allocation of expenses, right of redemption, special and relative rights as to dividends and on liquidation, conversion rights, and conditions under which the several Classes shall have separate voting rights. All references to Shares in this Declaration shall be deemed to be Shares of any or all Classes as the context may require.

         If the Trustees shall divide the Shares of the Trust or any Series into two or more Classes, the following provisions shall be applicable:

         (a) All provisions herein relating to the Trust, or any Series of the Trust, shall apply equally to each Class of Shares of the Trust or of any Series of the Trust, except as the context requires otherwise.

         (b) The number of Shares of each Class that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares of the Trust or any Series or any Shares previously issued and reacquired of any Class of the Trust or of any Series into one or more Classes that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Class), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Class reacquired by the Trust at their discretion from time to time.

         (c) Liabilities, expenses, costs, charges and reserves related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular Class may be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected (in a manner determined by the Trustees) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Classes for all purposes.

         (d) The establishment and designation of any Class of Shares shall be effective upon the execution of a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Class, or as otherwise provided in such instrument. The Trustees may, by an instrument executed by a majority of their number, abolish any Class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

         4. The ownership of Shares shall be recorded in the books of the Trust or a transfer agent. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust or any transfer agent, as the case may be, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each. Anything in this Declaration of Trust to the contrary notwithstanding, when Shares of the Trust are registered in the name of one Shareholder or another, either Shareholder is entitled to act regarding the Shares so registered and such Shareholders will indemnify and hold the Trust, its investment adviser, principal underwriter, custodian or affiliates thereof, harmless for such actions.

         5. The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize. After the date of the initial contribution of capital (which shall occur prior to the initial public offering of Shares of the Trust), the number of Shares to represent the initial contribution shall be considered as outstanding and the amount received by the Trustees on account of the contribution shall be treated as an asset of the Trust. Subsequent to such initial contribution of capital, Shares (including Shares which may have been redeemed or repurchased by the Trust) may be issued or sold at a price which will net the Trust, before paying any taxes in connection with such issue or sale, not less than the net asset value (as defined in Article SEVENTH, Section

         12) thereof; provided, however, that the Trustees may, at their discretion, impose a sales charge upon investments in the Trust.

                  6. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees.

                                  *********

         Article FIFTH, Section 2 is amended as follows:

         2. Except as provided herein, at all meetings of Shareholders each Shareholder shall be entitled to one vote for each Share standing in his name on the books of the Trust on the date, fixed in accordance with the By-Laws, for determination of Shareholders entitled to vote at such meeting except for Shares redeemed prior to the meeting], and any fractional Share shall carry proportionately all the rights of a whole Share, including the right to vote and the right to receive dividends. Notwithstanding the foregoing, the Trustees may, in conjunction with the establishment of any Series or Class of Shares, establish or reserve the right to establish conditions under which the several Series or Classes shall have separate voting rights or, if a Series or Class would not, in the sole judgment of the Trustees, be materially affected by a proposal, no voting rights. The presence in person or by proxy of the holders of one-third of the Shares outstanding and entitled to vote thereat shall constitute a quorum at any meeting of the Shareholders. If at any meeting of the Shareholders there shall be less than a quorum present, the Shareholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

                                  **********

         Article SEVENTH (13) is deleted in its entirety.

                                  **********

         Article FIFTH (3) is amended to read:

         The method of computing such net asset value, the time at which such net asset value shall be computed and the time within which the Trust shall make payments therefore, shall be determined in accordance with procedures set forth in each Fund's currently effective prospectus and statement of additional information.

                                  **********

         The following sentence is added to the end of Article FIFTH (1):

         The Trustees may also amend this Declaration with out the vote or consent of shareholders if they deem it necessary or desirable to (i) conform the Declaration to provisions of federal or state law or regulations, or to the provision of the Internal

         Revenue Code; (ii) change the name of the Trust; or (iii) make any other changes in the Declaration which do not materially adversely affect the rights of Shareholders here under.

         Article EIGHTH is amended to read:

         The license may be terminated by Reserve Management Company upon termination of such advisory management or supervisory contract or without cause upon 60 days notice, in which case the Trust shall have no further right to use the name of Reserve in its name or otherwise and the Trust, its officers and Trustees shall promptly take whatever action may be necessary to change its name accordingly.

                                  **********

         Article SEVENTH (11) is amended as follows:

         Securities held by the Trust shall be voted in person or by proxy by the Chairman, President, or Vice President, or such officer or officers of the Trust as the Trustees shall designate for the purpose, or by a proxy or proxies thereunto duly authorized by the Trustees.

                                  **********

         Article NINTH (4) is amended as follows:

                  (a) The Trustees, with the favorable vote of the holders of more than 50% of the outstanding Shares entitled to vote may merge, consolidate, sell, lease, exchange, or convey all or substantially all of the assets, including its goodwill, of the Trust, or any series thereof, (which transaction may be subject to the retention of assets for the payment of liabilities and expenses) to any other corporation, association, trust, or other organization. Upon making provision for the payment of liabilities, by assumption by such other organization or otherwise, the Trustees shall distribute the remaining proceeds ratably among the holders of the Shares of the Trust or series then outstanding.

                  (b) The Trustees, by execution of an instrument in writing signed by a majority of the Trustees, or by the favorable vote of the holders of more than 50% of the outstanding Shares entitled to vote, may at any time sell and convert into money all or substantially all of the assets of the Trust, or any series thereof. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust, the Trustees shall distribute the remaining assets of the Trust or series ratably among the holders of the outstanding Shares.

                  (c) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in sub-sections (a) and
         (b), the Trust or series shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder with respect to the Trust or such series, and the right, title and interest of all parties shall be canceled and discharged.

         IN WITNESS WHEREOF, the undersigned, the Secretary of the Trust, duly authorized and having power of attorney for the Trustees, has executed this instrument this day of July 17, 1999.


                                             __________________________________
                                             MaryKathleen Foynes